UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 15, 2004

Trex Company, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-14649	54-1910453
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

160 Exeter Drive

Winchester, Virginia 22603-8605

(Address of principal executive offices)

Registrant’s telephone number, including area code: (540) 542-6300

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2-(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On December 15, 2004, Trex Company, Inc. (the “Company”) entered into various definitive agreements in connection with the financing transaction described below (the “Transaction”). A copy of the news release relating to the Transaction issued by the Company on December 16, 2004 is filed as Exhibit 99 to this report and is incorporated by reference in this Item 1.01 in its entirety and made a part of this Item 1.01.

Transaction

On December 16, 2004, the Mississippi Business Finance Corporation, a public corporation organized under the laws of the state of Mississippi (the “Issuer”), issued $25,000,000 in principal amount of its bonds designated as “Variable Rate Demand Environmental Improvement Revenue Bonds (Trex Company, Inc. Project), Series 2004” (the “Bonds”). The Bonds are special, limited obligations of the Issuer and, unless sooner paid, including pursuant to redemption or other specified principal payment event, will mature on December 1, 2029.

The Bonds were issued under a Trust Indenture, dated as of December 1, 2004 (the “Indenture”), between the Issuer and J.P. Morgan Trust Company, National Association, as trustee (the “Trustee”). The proceeds of the Bonds were loaned to the Company pursuant to a loan agreement between the Company and the Issuer (the “Loan Agreement”) for the purpose of financing all or a portion of the costs of the acquisition, construction and equipping of solid waste disposal facilities (the “Project”) to be used in connection with the Company’s new manufacturing plant, which is located in Olive Branch, Mississippi, and related operations (the “Facility”) and to pay the costs of the issuance of the Bonds. It is expected that approximately $24,900,000 of the proceeds will be applied to the Project. The $25,000,000 loan from the Issuer to the Company is evidenced by a promissory note (the “Promissory Note”) from the Company to the Issuer. Under the Loan Agreement and the Promissory Note, the Company has agreed to make payments (the “Loan Repayments”) sufficient to pay the principal of, premium, if any, and interest on the Bonds when due.

Concurrently with, and as a condition to, the issuance of the Bonds, the Company caused to be delivered to the Trustee an irrevocable letter of credit dated the date of original issuance of the Bonds (together with any subsequent letter of credit, the “Letter of Credit”) of JPMorgan Chase Bank, N.A. (together with any subsequent letter of credit issuer, the “Bank”) in an initial stated amount equal to $25,308,220. Under the Letter of Credit, the Trustee will be entitled to draw up to an amount sufficient to pay (a) the principal of the Bonds or the portion of the purchase price corresponding to the principal of the Bonds and (b) interest up to a maximum amount equal to 45 days’ accrued interest on the Bonds or that portion of the purchase price of the Bonds corresponding to accrued interest thereon at a maximum rate of 10% per annum. The Company’s obligation to make the payments due under the Loan Agreement will be deemed to be satisfied and discharged to the extent of corresponding payments made by the Bank to the Trustee pursuant to draws made under the Letter of Credit. The initial Letter of Credit was issued pursuant to a reimbursement and credit agreement between JPMorgan Chase Bank, N.A. and the Company. The Company is obligated under this agreement to reimburse the Bank for drawings made under the Letter of Credit and to make certain other payments.

Interest on the Bonds will initially be payable at a variable rate established on a weekly basis as the minimum rate necessary for the remarketing agent of the Bonds (the “Remarketing Agent”) to sell the Bonds on the effective date of such variable rate at their principal amount, without regard to accrued interest. Under circumstances specified in the Indenture, the Company has the option to convert the interest rate on the Bonds from a variable rate to a fixed rate. During the variable rate period, interest on the Bonds is payable on the first business day of each month, commencing on January 3, 2005.

Interest on the Company’s $25,000,000 loan accrues interest at the same rate, and is payable according to the same schedule, as interest on the Bonds.

Definitive Agreements

On December 15, 2004, the Company entered into various definitive agreements in connection with the Transaction.

Loan Agreement. On December 15, 2004, the Company entered into the Loan Agreement, dated as of December 1, 2004, with the Issuer. The Loan Agreement obligates the Company to pay principal or purchase price of, premium, if any, and interest on the Bonds, whether at maturity, upon redemption or purchase or otherwise coming due on the Bonds. The Company’s obligation to make the Loan Repayments will be deemed satisfied to the extent of corresponding draws under the Letter of Credit, and the Company’s failure to make the Loan Repayments will not constitute a default under the Loan Agreement if such payments are timely made by the Bank to the Trustee pursuant to the Letter of Credit. The Company is obligated under the Loan Agreement to pay specified fees and charges of the Trustee, the Issuer and J.P. Morgan Securities, Inc., who serves as the Remarketing Agent. The Loan Agreement contains covenants obligating the Company to take specified actions with respect to the maintenance, repair, modification and insurance of the Project. The Loan Agreement contains customary events of default, including failure by the Company to make the Loan Repayments and other payments when due under the Loan Agreement or the Promissory Note (except to the extent such payments are made by the Bank to the Trustee pursuant to the Letter of Credit), the failure by the Company to comply with covenants, conditions or agreements specified in the Loan Agreement or the Promissory Note, any event of the default under the Indenture, or specified events of bankruptcy, insolvency, reorganization or similar events affecting the Company.

On December 15, 2004, the Company executed the Promissory Note, dated as of December 16, 2004, payable to the order of the Issuer in the principal amount of $25,000,000, which evidences the repayment obligation of the Company with respect to amounts payable under the Loan Agreement.

Reimbursement Agreement. On December 15, 2004, the Company entered a Reimbursement and Credit Agreement, dated as of December 1, 2004 (the “Reimbursement Agreement”), with JPMorgan Chase Bank, N.A. Pursuant to the Reimbursement Agreement, the Company has agreed to reimburse the Bank for all amounts that are drawn by the Trustee under the Letter of Credit, together with interest on all such amounts in accordance with the provisions of the Reimbursement Agreement. The Company also has agreed to pay to the Bank drawing fees with respect to the Letter of Credit, amendment and transfer fees, an annual fee based on the amount available to be drawn under the Letter of Credit, interest on amounts drawn under the Letter of Credit to the date of repayment by the Company, and all expenses incurred in maintaining the Letter of Credit and in enforcing the Bank’s rights under the Reimbursement Agreement. All costs and expenses, including those which result from a change in law, incurred by the Bank relative to the Letter of Credit or the Reimbursement Agreement will also be paid by the Company.

The Company affirmatively covenants in the Reimbursement Agreement, among other things, to maintain the Facility subject to the mortgage thereon in good repair and operating condition; to comply with all applicable laws and to pay taxes; to maintain adequate insurance; to keep proper books and records; to permit the Bank to examine such books and records; to submit to the Bank specified financial and other reports and information; to promptly execute and deliver additional security documents; and to provide the Bank with required further assurances with regard to its exercise and enforcement of rights under the Reimbursement Agreement.

Subject to specified exceptions provided in the Reimbursement Agreement, the Company also covenants not to do certain things or permit certain conditions to exist without the written consent of the Bank, including, among other things: not to incur certain additional indebtedness and liens; not to engage in any consolidation, merger, sale or conveyance of any assets other than in the ordinary course of business; not to make certain investments, loans or advances; and not to take any action, or omit to take any action, which action or omission will adversely affect the exclusion of interest on the Bonds from gross income for federal income tax purposes.

The Reimbursement Agreement contains customary events of default, including failure by the Company to pay when due any payment under the Reimbursement Agreement or, except as provided therein, the Loan Agreement, the failure by the Company to comply with affirmative or negative covenants contained in the Reimbursement Agreement, default on other specified indebtedness, failure to discharge specified judgments, and specified events of bankruptcy, insolvency, reorganization or similar events affecting the Company.

On December 15, 2004, pursuant to the Reimbursement Agreement, the Company executed a reimbursement note, dated as of December 1, 2004 (the “Reimbursement Note”), payable to the Bank in the principal amount of $25,308,220, which evidences the amount of the Company’s initial reimbursement obligation under the Reimbursement Agreement.

Security Agreement. On December 15, 2004, pursuant to the Reimbursement Agreement, the Company entered into a Land Deed of Trust, dated as of December 1, 2004, made by the Company to the trustee named therein for the benefit of the Bank. Under this agreement, the Company has granted to the Trustee, for the benefit of the Bank, to secure performance of the Company’s obligations under the Reimbursement Agreement and the Reimbursement Note, a senior mortgage on and a first priority security interest in specified assets that include the Project, the Facility buildings and related improvements, and equipment purchased with the proceeds of the Bonds.

Indenture. On December 15, 2004, the Issuer and the Trustee entered into the Indenture, which sets forth the terms of the Bonds and governs the respective rights and obligations of the various parties to the Transaction, including the Issuer, the Trustee, the Company and the holders of the Bonds, with respect to the Bonds.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this report is incorporated by reference in this Item 2.03 in its entirety and made a part of this Item 2.03.

Upon the consummation of the Transaction on December 16, 2004, the Company became obligated to make the Loan Repayments under the Loan Agreement and the Promissory Note in an original principal amount of $25,000,000. This new direct financial obligation constitutes long-term debt of the Company.

Principal is payable on the Company’s loan at the same dates and in the same amounts as principal on the Bonds. Unless sooner paid, including pursuant to a redemption or other principal payment event specified in the Indenture, the Bonds will mature and be payable in full on December 1, 2029. Consistent with the terms of the Bonds, there is no scheduled amortization of principal of the Company’s loan before the loan maturity date of December 1, 2029. Upon a redemption or other Bond principal payment event occurring before the Bond maturity date, the Company will be required to prepay the outstanding principal under its loan in an equal amount. Subject to the terms of the Indenture and the Bonds, the Company will have the option to redeem the Bonds, in whole or in part, at any time at a specified premium. The Bonds are also subject to mandatory purchase or redemption, in some circumstances at a specified premium, upon the occurrence of specified events, including upon a specified expiration or termination of the Letter of Credit, a specified insurance or condemnation event relating to the Project, and specified determination events with respect to the treatment of interest on the Bonds for federal income tax purposes. The principal repayment of the Company’s loan also may be accelerated, and all outstanding principal of the loan become due and fully payable, upon the occurrence of an event of default under the Loan Agreement or the Reimbursement Agreement.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits. The Company herewith files the exhibits listed below.

Exhibit Number	Description of Exhibit
10.1	Loan Agreement, dated as of December 1, 2004, between Trex Company, Inc. (the “Company”) and Mississippi Business Finance Corporation (the “Issuer”).

10.2	Promissory Note, dated as of December 16, 2004, in the principal amount of $25,000,000 from the Company payable to the order of the Issuer.

10.3	Reimbursement and Credit Agreement, dated as of December 1, 2004, between the Company and JPMorgan Chase Bank, N.A., as Bank and Administrative Agent.

10.4	Reimbursement Note, dated as of December 1, 2004, in the principal amount of $25,308,220 from the Company payable to JPMorgan Chase Bank, N.A. (the “Bank”).

10.5	Land Deed of Trust, dated as of December 1, 2004, made by the Company to the trustee named therein for the benefit of the Bank.

10.6	Trust Indenture, dated as of December 1, 2004, between the Issuer and J.P. Morgan Trust Company, National Association, as Trustee, including Form of Variable Rate Series 2004 Bond and Form of Fixed Rate Series 2004 Bond.

99	News Release issued by Trex Company, dated December 16, 2004.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 20, 2004	TREX COMPANY, INC.

/s/ Paul D. Fletcher
Paul D. Fletcher
Senior Vice President and
Chief Financial Officer